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                                                                  EXHIBIT 4.22.1

        AMENDMENT NO. 1 TO ABLE TELCOM HOLDING CORP. SERIES C CONVERTIBLE
           PREFERRED STOCK PURCHASE AGREEMENT AND RELATED AGREEMENTS

This Amendment No. 1 ("Amendment No. 1") dated July 7, 2000 amends (i) the Convertible Preferred Stock Purchase Agreement ("Purchase Agreement") dated as of February 4, 2000 between Able Telcom Holding Corp., a Florida corporation (the "Company"), and each person or entity listed as an Investor on Schedule I to this Amendment No. 1 (each, individually, an "Investor" and, collectively, the "Investors") and (ii) certain other related agreements referenced in this Amendment No. 1.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Investors entered into the Purchase Agreement pursuant to which the Investors purchased 5,000 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock/Preferred Shares") from the Company, which Series C Preferred Stock has the rights and remedies set forth in the Articles of Amendment setting forth the terms of the Series C Preferred Stock ("Articles of Amendment") in the form of Exhibit A attached hereto and incorporated herein by reference; and

         WHEREAS, the Company and the Investors, as of February 4, 2000, entered into a Registration Rights Agreement ("Registration Rights Agreement") substantially in the form of Exhibit B attached hereto and incorporated herein by reference; and

         WHEREAS, the Company issued to the Investors warrants ("Series C Warrants") to purchase up to 200,000 shares of common stock, $0.001 par value per share, of the Company ("Common Stock"), a form of warrant being substantially in the form as Exhibit C hereto and incorporated herein by reference (the Purchase Agreement, the Articles of Amendment, the Registration Right Agreement and the Series C Warrants, collectively, the "Transaction Documents"); and

         WHEREAS, the Company and the Investors are entering into this Amendment No. 1 in connection with the Company's settlement of its obligation to Sirit Technologies, Inc. ("Sirit"), as described in the Agreement between the Sirit Parties and the Able Parties (as each of those terms are defined in the Sirit Agreement) dated as of July 7, 2000 (the "Sirit Agreement").

         WHEREAS, the Company will, as promptly as possible, call and hold a shareholders meeting to consider and approve (1) an amendment to the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock to 100,000,000 shares of Common Stock; (2) one or more proposals to issue the shares of Common Stock pursuant to this Amendment No. 1 and pursuant to certain other agreements between the Investors and the Company; and (3) a proposal to issue shares of Common Stock pursuant to the Sirit Agreement (matters (1), (2) and (3) together, the "Shareholder Proposals").


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         NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the respective Transaction Document and as follows:

1. Recitals. The above recitals are true, correct and incorporated herein by reference.

2.       Amendments Affecting Conversion Price Contained in Articles of
         Amendment.

         Section 3(b)(iii) of the Articles of Amendment shall be amended and restated in its entirety to read as follows:

         "'Conversion Price' shall mean, as of any Conversion Date (as defined in Section 3(e)) or other date of determination, a price equal to $4.00."

3.       Permitted Issuance of Shares to Sirit and the Investors.

         Section 3(c)(i) of the Articles of Amendment shall be amended to add the following clause to the end of the parenthetical in the first sentence of
Section 3(A):

         "or (z) pursuant to Section II(B)(1) of the Agreement between Sirit Technologies, Inc., the Company and certain other parties as specified therein, dated July 7, 2000 or (xx) to any of the Investors or any "Holder" or "Holders", as such terms are defined in (A) Amendment No. 1 to the Securities Exchange Agreement of Able Telcom Holding Corp. dated July 7, 2000 between the Company and Halifax Fund, L.P., The Gleneagles Fund Company, Palladin Partners I, L.P (the "Amendment No. 1 to the Palladin Exchange Agreement"), or (B) Amendment No. 1 to the Securities Exchange Agreement of Able Telcom Holding Corp. dated July 7, 2000 between the Company and RGC International Investors, LDC (the "Amendment No. 1 to the RoseGlen Exchange Agreement")."

4. Limitation on Number of Shares of Common Stock that may be Issued to Holders Prior to November 30, 2000.

         Subject to the provisions of Section 3(c) (ii), (iii), (iv) and (iv) of the Articles of Amendment and notwithstanding any adjustment to the Conversion Price that may have occurred pursuant to Section 3(c)(i) of the Articles of Amendment, the Investors agree that they shall not, prior to November 30, 2000, convert (on a pro rata basis according to the Investors' holdings of Series C Preferred Stock immediately after the Closing under the Purchase Agreement) shares of Series C Preferred Stock to acquire more than 3,750,000 shares of Common Stock.

5.       Dividends.

         Section (2) of the Articles of Amendment shall be amended to add the following sentence to the end of such Section:


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         "Notwithstanding the foregoing, all dividends that will have accrued through November 30, 2000 shall be paid in cash on or before December 1, 2000 and shall not accrete to the Liquidation Value; provided that to the extent any such dividends are not paid by the Company in cash for any reason on or before December 1, 2000, such dividends not so paid shall accrete to the Liquidation Value.

6.       Conversion Rights.

         Notwithstanding anything else in this Agreement or any of the Transaction Documents to the contrary, the Investors hereby agree that they shall not convert any of their Preferred Shares until the earlier to occur of
(i) shareholder approval having been obtained to (A) issue shares of Common Stock to the Investors pursuant to the Articles of Amendment; and (B) increase its authorized capital stock to 100,000,000 shares of Common Stock; and (ii) December 1, 2000.

7.       Amendment to Redemption Right in Articles of Amendment.

         Section 3(f)(i) of the Articles of Amendment shall be amended and restated in its entirety to read as follows:

                  (i) First Company Redemption Rights. Subject to the restrictions and conditions contained in paragraphs (a) and
                  (b) of this Section 3 and the exercise by any holder of its right to redeem Preferred Shares under Section 4, commencing on the later of either 60 days after the Registration Statement first becomes effective or December 31, 2000, the Company may, at its option, from time to time, require all holders to redeem their Preferred Shares, in whole or in part as specified by the Company (such redemption, a "FIRST COMPANY REDEMPTION"), at the Company Redemption Price (as defined below) pursuant to a Company Redemption Notice following the procedures set forth in Section 3(f)(iv); provided, however, that no First Company Redemption shall be permitted unless the Registration Statement has been effective under the Securities Act of 1933, as amended (the "ACT"), for at least 60 consecutive days preceding the date of such Company Redemption Notice; and any such Company Redemption Notice shall be void with respect to any Preferred Shares that shall have been converted prior to the effective date of such Company Redemption Notice. A First Company Redemption under this
                  Section 3(f)(i) shall be effective upon the close of business on the 30th calendar day after the date that the Company Redemption Notice is received by each holder. Nothing in this
                  Section 3(f) shall be construed to preclude the holders from being permitted, notwithstanding a Company Redemption Notice, to convert any or all Preferred Shares to the extent provided by Section 3(a) prior to the effective date of a Company Redemption Notice. The "COMPANY REDEMPTION PRICE" shall be the sum of (A) the Liquidation Value at


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                  the effective date of the First Company Redemption, plus (B)
                  10% of such Liquidation Value for each whole or partial six-month period between the Closing Date and the effective date of the First Company Redemption.

8. Amendment to Definition of Registration Deadline in Registration Rights Agreement.

         The definition of "Registration Deadline" in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

         "Registration Deadline" shall mean the date the Company, using its Best Efforts, is able to secure the effectiveness of the Registration Statement (defined herein); provided, however, that in no event shall the Registration Deadline be later than November 30, 2000.

9.       Amendment to Right of First Refusal Contained in Purchase Agreement.

         The parenthetical contained in the first sentence of Section 3.18 shall be amended to add at the end thereof the following clause:

         "or in connection with (A) Amendment No. 1 to the Palladin Exchange Agreement, (B) Amendment No. 1 to the Rose Glen Exchange Agreement, and (c) the issuance to Sirit Technologies, Inc. shares of Common Stock pursuant to Section II(B)(1) of the Agreement dated July 7, 2000 between Sirit and the Company and certain other parties as specified therein".

10.      Issuances of Equity.

         Section 3(d) of the Articles of Amendment is modified to provide that the Company may issue equity securities, instruments or rights convertible or into or exchangeable or exercisable for, equity securities in connection with or relating to (i) Section II.B.1 of the Sirit Agreement; and (ii) any shares of Common Stock issued to any of the Investors or any "Holder" or "Holders", as such terms are defined in (A) the Amendment No. 1 to the Palladin Exchange Agreement, or (B) the Amendment No. 1 to the RoseGlen Exchange Agreement.

10A.     Rescission of Section 5.1 of the Purchase Agreement

         Section 5.1 (Investor Rights to Purchase Additional Shares) of the Purchase Agreement is hereby terminated and deleted in its entirety.

10B.     Additional Warrants

         The Company agrees to issue additional warrants to the Investors, such warrants to be substantially in the form of the Series C Warrants, to have the benefit of the Registration Rights Agreement and to be in two series, each with a term of two years, one series for 375,000 shares of Common Stock exercisable at $6.00 per share and the second series for 375,000 of Common Stock exercisable at $8.00 per share.


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11.      Proxy.

         Each of the Investors shall execute a form of proxy attached to this Amendment No. 1 as Exhibit "F" whereby each Investor agrees to vote any shares of Common Stock held by such Investor in support of the Shareholder Proposals.

12.      Delay in Exercise of Monetary and Other Remedies.

         Other than as specifically contemplated by this Amendment No.1 (or any other agreement entered into between the Company and the Investors and any affiliates of the Investors of even date), each of the Investors agrees that they will not provide a Notice of Redemption upon Triggering Event until after December 1, 2000 under Section 4(b) of the Articles of Amendment.

13.      Condition to Effectiveness of Amendment No. 1.

         This Amendment No. 1 shall not be effective until all of the conditions contained in Section XI (other than Section XIB, which is covered by this Amendment No. 1) of the Sirit Agreement have been satisfied in full (unless waived by the Investors).

         The Company shall inform the Investors in writing when such conditions shall have been satisfied. The Investors may waive satisfaction of such conditions at any time.

14.      Agreement with Respect to Bankruptcy.

         The Investors agree not to place Able in involuntary bankruptcy from the date of this Agreement until either (a) if the Sirit Shares are issued prior to December 1, 2000, 91 days following the issuance of the Sirit Shares; or (b) if the Sirit Shares are not issued by December 1, 2000, for 91 days following the date on which the Consent Judgment has been paid or satisfied in full, but in no event later than May 31, 2001.

15.      Call Feature of the Company.

         Notwithstanding any provision of the Purchase Agreement or Articles of Amendment to the contrary, at any time prior to August 31, 2000 the Company shall have the right, at the Company's option, upon prior written notice, to require all of the Holders to tender their Preferred Shares for redemption at a redemption price of $3600 per Preferred Share payable in cash; provided however, the Holders may elect in their sole discretion to convert their Preferred Shares into Common Stock at the Conversion Price of $4.00 per share; provided that such conversion shall not be prohibited by or be in derogation of any securities laws or rules including without limitation any NASDAQ marketplace rules specifically NASDAQ marketplace rule 4460(l).


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16.      Miscellaneous.

         a. Entire Understanding. This Amendment No. 1, together with the Transaction Documents, contains the entire understanding of the parties with respect to the matters covered hereby. Except as expressly set forth in this Amendment No. 1, the terms of the Transaction Documents remain in full force and effect.

         b. Further Actions. The Company and the Investors acknowledge that this Amendment No. 1 is being entered into in connection with the Company's settlement of its obligation to Sirit arising out of certain litigation with Sirit. The Company and the Investors agree that they shall take such further actions, including the filing of amended Articles of Amendment and the execution of any further amendments to any of the Transaction documents, as may be reasonably requested by the Company or any Investor, to carry out the purpose and intention of this Amendment.

         c. Governing Law. This Amendment No. 1 shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed entirely within such state and, where applicable, federal law.

         d. Counterpart Execution. This Amendment No. 1 may be executed in two or more counterparts, all of which shall be considered one and the same amendment, it being understood that all parties need not sign the same counterpart.

         e. Construction. The language in this Amendment No. 1 will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction shall be applied against any party.

         f. Conflict with Other Documents. To the extent that the provisions of any of the Transaction Documents conflict with this Amendment No. 1, the terms of this Amendment No. 1 shall govern; provided that the parties acknowledge and agree that if any references to section or paragraph numbers are not accurately reflected in this Amendment No. 1., then this Amendment No. 1 shall be amended to reflect such changes without any further actions on the part of any of the parties.

                          [SIGNATURES ON THE NEXT PAGE]


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         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

                                      ABLE TELCOM HOLDING CORP.

                                      By:
                                          --------------------------------------
                                      Name: Billy V. Ray, Jr.,
                                      Title: Chairman of the Board

                                      INVESTORS:
HALIFAX FUND, L.P.

                                      By: The Palladin Group, L.P.,
                                          as Investment Manager
By:
    ---------------------------            Name: Robert L. Chender
                                           Title: Managing Director

                                      THE GLENEAGLES FUND COMPANY

                                      By: The Palladin Group, L.P., as
                                          Investment Manager

                                      By:
                                          --------------------------------------
                                           Name: Robert L. Chender
                                           Title: Managing Director


                                      PALLADIN OVERSEAS FUND LIMITED

                                      By: The Palladin Group, L.P., as
                                          Investment Manager

                                      By:
                                          --------------------------------------
                                           Name: Robert L. Chender
                                           Title: Managing Director


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                                      PALLADIN PARTNERS I, L.P.

                                      By: Palladin Asset Management, LLC
                                          as Investment Manager

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      LANCER SECURITIES (CAYMAN) LIMITED

                                      By: The Palladin Group, L.P., as
                                          Investment Manager

                                      By:
                                          --------------------------------------
                                          Name: Robert L. Chender
                                          Title: Managing Director


                                      PGEP III, LLC

                                      By: The Palladin Group, L.P., as
                                          Investment Manager

                                      By:
                                          --------------------------------------
                                          Name: Robert L. Chender
                                          Title: Managing Director


                                      QUATTRO FUND LIMITED

                                      By: Quattro Investors LP

                                      By:
                                          --------------------------------------
                                          Name: Andrew Kaplan
                                          Title: Principal


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                                   SCHEDULE I


Halifax Fund, L.P.

The Gleneagles Fund Company

Palladin Overseas Fund Limited

Palladin Partners I, L.P.

Lancer Securities (Cayman) Limited

PGEP III, LLC

Quarrto Fund Limited


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                                   EXHIBIT "F"

                            ABLE TELCOM HOLDING CORP.
                                      PROXY


I appoint Michael Brenner and Edward Z. Pollock, or either one, the undersigned's proxy to vote all of its shares of common stock of Able Telcom Holding Corp. that are entitled to vote at any meeting of Able Telcom Holding Corp. shareholders called to approve the Shareholder Proposals (as defined in Amendment No. 1 to Able Telcom Holding Corp. Series C Convertible Preferred Stock Purchase Agreement and Related Agreements dated as of July 7, 2000, including the proposal to issue to Sirit Technologies shares of Common Stock pursuant to the Settlement Agreement dated July 7, 2000 (the "Sirit Agreement") between the "Sirit Parties" and the "Able Parties"; as each of those terms is defined in the Sirit Agreement, a copy of which Sirit Agreement is attached as Exhibit "A," in favor of the Shareholder Proposals. This proxy shall expire and be of no further force and effect after December 1, 2000.



----------------, --------

(Complete above date and sign your name as it appears below. If more than one name appears, each person should sign).



                                           -------------------------------------


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Its:
                                                --------------------------------

                                           Number of shares of common stock


                                           -------------------------------------


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